UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

RYVYL INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (855) 201-1613

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on December 15, 2025, RYVYL Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved, among other proposals, an amendment to the Company’s amended and restated articles of incorporation, as amended (the “Articles of Incorporation”), to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from 100,000,000 shares to 500,000,000 shares (the “Authorized Share Increase”). Following such stockholder approval, on December 19, 2025, the Company filed a certificate of amendment to the Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect the Authorized Share Increase, which became effective upon filing.

At the Annual Meeting, the Company’s stockholders also approved a reverse stock split of the outstanding shares of Common Stock at a ratio between one-for-twenty (1-for-20) and one-for-fifty (1-for-50) no later than June 30, 2026, with such ratio to be determined by the Company’s board of directors (the “Reverse Stock Split”). On December 30, 2025, the Company, acting pursuant to the authority received from the Company’s board of directors, filed a certificate of change to its Articles of Incorporation (the “Certificate of Change”) with the Secretary of State of the State of Nevada to effect the Reverse Stock Split at a ratio of one-for-thirty-five (1-for-35), such that every thirty-five (35) shares of Common Stock issued and outstanding would be converted and exchanged into one (1) share of Common Stock. The Reverse Stock Split will become effective at 5:00 p.m. Eastern Time on January 1, 2026 and will begin trading on the Nasdaq Capital Market on a split-adjusted basis at the start of trading on January 2, 2026.

The Reverse Stock Split did not affect the total number of shares of Common Stock that the Company is authorized to issue, which remains as set forth pursuant to the Articles of Incorporation, as amended by the Certificate of Amendment. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will also have a proportionate effect on all other preferred stock, options, restricted stock units and warrants of the Company outstanding as of the effective date of the Reverse Stock Split. The new CUSIP number for the Common Stock is 39366L406.

The Company’s transfer agent, VStock Transfer, LLC, is acting as exchange agent for the Reverse Stock Split.

The foregoing descriptions of the Certificate of Amendment and the Certificate of Change do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of each of the Certificate of Amendment and Certificate of Change, copies of which are attached to this Current Report on Form 8-K (this “Form 8-K”) as Exhibits 3.1(i)(a) and 3.1(i)(b), respectively, and each of which are incorporated by reference herein.

Item 8.01 Other Events.

On December 30, 2025, the Company issued a press release announcing the Reverse Stock Split (the “Press Release”). A copy of the Press Release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Exhibit 99.1 attached to this Form 8-K contains, and may implicate, forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit
3.1(i)(a)	Certificate of Amendment, effective December 19, 2025
3.1(i)(b)	Certificate of Change, effective January 1, 2026
99.1	Press Release, issued on December 30, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL Inc.

By:	/s/ George Oliva
	Name:	George Oliva
	Title:	Interim Chief Executive Officer and Chief Financial Officer

Dated: December 30, 2025

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